                                                                                                           NEWS RELEASE

Contacts:

Anika Therapeutics, Inc.

PondelWilkinson Klein

Charles Sherwood, Ph.D., CEO	Susan Klein (508) 358-4315
(781) 932-6616	Rob Whetstone (310) 279-5963

ANIKA THERAPEUTICS ANNOUNCES ADDITION OF CAROL TOTH, Ph.D.,

AS VICE PRESIDENT OF RESEARCH AND DEVELOPMENT

WOBURN, Mass. — November 16, 2004 — Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced the appointment of Carol Ann Toth, Ph.D., as vice president of research and development.  Dr. Toth will be responsible for leading the R&D team at Anika, managing the two clinical studies currently ongoing at the company and becoming an integral part of the management team developing the company’s strategic growth plan.

Most recently, Dr. Toth was vice president of research and development at Stryker Biotech, a division of Stryker Corporation, where she managed a 30-person organization responsible for all research, product development and business development activities.  During her tenure at Stryker Biotech, Dr. Toth was instrumental in achieving approvals for a first-in-class biologic drug/device combination product for orthopedic tissue regeneration by the FDA, EMAE, Health Canada and TGA.  She also was charged with overseeing budgeting, planning and resource allocation for the company’s biotech division while developing second-generation products aimed at enhancing product performance, increasing manufacturing capacity and reducing costs.  Prior to Stryker Biotech, from 1991 to 1996, Dr. Toth was associate director, pharmaceutical evaluation at T Cell Sciences, Inc. (now AVANT Immunotherapeutics, Inc.).

“Dr. Toth joins Anika with particular expertise in orthopedics and proficiency in leading multiple collaborative preclinical development projects and subsequent clinical trials leading to product registration in the U.S. and abroad,” said Charles H. Sherwood, Ph.D., president and chief executive officer.  “She has an impeccable track record of successful product development and we believe her leadership will significantly strengthen and enhance our management team.  This is an exciting time for the company and we are delighted to have her aboard.”

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Dr. Toth began her career as a scientist and academic.  She has held a variety of positions, last serving as assistant professor, Department of Surgery, Harvard Medical School.  During her 12-year academic career, Dr. Toth was principal investigator for multiple NIH research grants and led various industrial research collaborations including projects with E.I. Dupont de Nemours, Inc. and Polaroid Corp.  Dr. Toth earned a doctorate degree in cellular immunology from Boston University School of Medicine and bachelor of science degree, cum laude, from Fairfield University.  She also holds ten U.S. patents.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue.  These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.  Anika products include OrthoVisc®, a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by Ortho Biotech Products, L.P., and Hyvisc®, a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc.  Anika manufactures Amvisc™ and Amvisc Plus™, HA viscoelastic products for ophthalmic surgery, for Bausch & Lomb.  It also produces CoEase™, which is marketed by Advanced Medical Optics, Inc., STAARVISC™-II distributed by STAAR Surgical Company and Shellgel™ for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements involve known and unknown risks, uncertainties and other factors.  The words “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters such as statements regarding the Company’s efforts to broaden its franchises, its efforts with respect to its hyaluronic acid technology and expectations of performance of its vice president of operations, identify forward-looking statements.  All statements, other than statements of historical facts, are forward-looking statements based in the current beliefs and assumptions of management and are subject to significant risks and uncertainties.  The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors, including the risk that the Company’s efforts to enter into long-term strategic relationships will not be successful or that the Company does not achieve any additional or significant sales from such relationships and the risk that the Company is unable to expand its product portfolio and revenue base to the extent intended.  Certain other factors that might cause the Company actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarter ended September 30, 2004,  and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

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